Exhibit 10.1
AMENDMENT NUMBER ONE

RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
BY THIS AGREEMENT, Rayonier Investment and Savings Plan for Salaried Employees (herein referred to as the "Plan") is hereby amended as follows, effective as of July 1, 2024, except as otherwise provided herein:

1.The section of the Adoption Agreement entitled "MATCHING CONTRIBUTIONS" is amended as follows:

MATCHING CONTRIBUTIONS (EXCLUDING SAFE HARBOR MATCH AND ADDITIONAL MATCH UNDER SECTION 3.05) (3.03(A)). The Employer Matching Contributions under Election 6(c) are subject to the following additional elections regarding type (discretionary/fixed), rate/amount, limitations and time period (collectively, such elections are "the matching formula") and the allocation of Matching Contributions is subject to Section 3.06 except as otherwise provided (select one or more of (a) through (f); then, for the elected match in (b) through (e), complete (1); choose one or more of (2) and (3) if applicable):
[Note: If the Employer wishes to make any Matching Contributions that satisfy the ADP or ACP safe harbor, the Employer should make these Elections under Election 30, and not under this Election 24.]

				(1)			(2)	(3)
				Matching Rate/Amt			Limit on Deferrals Matched	Limit on Match Amount
				[$/% of Elective Deferrals]			[$/% of Compensation]	[$/% of Compensation]
(a)	[X]	Discretionary – see Section 1.35(B)			______		______	______
(The Employer may, but is not required to complete (a)(1)-(3). See the "Note" following Election 24(f))

The Discretionary Matching Contribution under this Election 24(a) is a Flexible Discretionary Match unless the Employer elects to use a Rigid Discretionary Match. (Choose a. if applicable.). A Flexible Discretionary Match will be subject to the Instructions and Notice requirement of Section 3.03(A)(2)(c), reproduced below.

a. [ ] Rigid Discretionary Match. The Discretionary Matching Contribution is a Rigid Discretionary Match. A Rigid Discretionary Match is not subject to the Instructions and Notice requirement of Section 3.03(A)(2)(c).

Section 3.03(A)(2)(c) provides: Instructions and Notice. For any Plan Year beginning after the Plan Year the Employer signs its Adoption Agreement, if the Employer makes a Flexible Discretionary Match to the Plan, the Employer must provide the Plan Administrator (or Trustee, if applicable), written instructions describing (1) how the Flexible Discretionary Match Formula will be allocated to Participants (e.g., a uniform percentage of Elective Deferrals or a flat dollar amount), (2) the computation period(s) to which the Flexible Discretionary Match Formula applies, and (3) if applicable, a description of each business location or business classification subject to separate Flexible Discretionary Match Formulas. Such instructions must be provided no later than the date on which the Flexible Discretionary Match is made to the Plan. A summary of these instructions must be communicated to Participants who receive an allocation of the Flexible Discretionary Match no later than 60 days following the date on which the last Flexible Discretionary Match is made to the Plan for the Plan Year.

(b)	[X]	Fixed - uniform rate/amount			60%		6%	______
(c)	[ ]	Fixed - tiered		Elective Deferral %	Matching Rate		______	______
			(e.g., up to 3)	______	______	%
			(e.g., more than 3 up to 5)	______	______	%
				______	______	%
				______	______	%
(d)	[ ]	Fixed – Years of Service		Years of Service	Matching Rate		______	______
			(e.g., up to 2)	______	______	%
			(e.g., more than 2 up to 5)	______	______	%
"Years of Service" under this Election 24(d) means (select one of a. or b):
a. [ ] Eligibility. Years of Service for eligibility in Election 16.
b. [ ] Vesting. Years of Service for vesting in Elections 42 and 43.
(e)	[ ]	Fixed - multiple formulas	Formula 1:		________		______	______
			Formula 2:		________		______	______
			Formula 3:		________		______	______

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(f)[ ] Describe: _______________________________________________________________________________________________
(The Employer may only describe the matching formula from the elections available in this Election 24, and/or a combination thereof, as to a Participant group (e.g., Fixed Match of 50% of elective deferrals of deferrals up to 6% of annual compensation applies to Collective Bargaining Employees; Discretionary Match allocated each payroll period applies to all other Participants). The Group Allocation Limitations of Section 3.14 apply to allocations under this Election 24(f). If the formula is non-uniform, it is not a design-based safe harbor for nondiscrimination purposes.)
[Note: See Section 1.35(A) as to Fixed Matching Contributions. A Participant's Elective Deferral percentage is equal to the Participant's Elective Deferrals divided by his/her Compensation. The matching rate/amount is the specified rate/amount of match for the corresponding Elective Deferral amount/percentage. Any Matching Contributions apply to Pre-Tax Deferrals and to Roth Deferrals unless described otherwise in Election 24(g). Matching Contributions for nondiscrimination testing purposes are subject to the targeting limitations. See Section 4.10(D). The Employer under Election 24(a) in its discretion may determine the amount of a Discretionary Matching Contribution and the matching contribution formula. Alternatively, the Employer in Election 24(a) may specify elements of the Discretionary Matching Contribution formula.]
Computation period, true-up. Any Matching Contribution other than a Flexible Discretionary Match will be allocated on the period described below: (Select one of (g) through (l). Skip if the only Matching Contribution is a Flexible Discretionary Match.)
(g)[ ] Each payroll period
(h)[ ] Each month
(i)[ ] Each Plan Year quarter
(j)[ ] Each payroll unit (e.g., hour)
(k)[ ] Other (specify) ________ [The time period described must be definitely determinable under Treas. Reg. §1.401-1(b). This line may be used to apply different options to different matching contributions (e.g., Discretionary matching contributions will be allocated on a Plan Year period while fixed matching contributions will be allocated on each payroll period)]
(l)[X] Each Plan Year
Related and Participating Employers (choose (m) if applicable)
(m)[X] If any Related and Participating Employers (or in the case of a Multiple Employer Plan, Participating Employers regardless of whether they are Related Employers) contribute Matching Contributions to the Plan, the following apply:
Matching formula. The matching formula for the Participating Employer(s) (select one of (1) or (2)):
(1)[X] All the same. Is (are) the same as for the Signatory Employer under this Election 24.
(2)[ ] At least one different. Is (are) as follows:     .
Allocation sharing. The Matching Contributions will be allocated to all Participants regardless of which Employer directly employs them and regardless of whether their direct Employer made Matching Contributions for the Plan Year unless otherwise elected below or specified in a participation agreement. (choose (3) if applicable):
(3)[ ] Employer by Employer. The Plan Administrator will allocate the Matching Contributions made by the Signatory Employer and by any Participating Employer only to the Participants directly employed by the contributing Employer.
[Note: Unless the Plan is a Multiple Employer Plan, the Employer should not elect 24(m) unless there are Related Employers which are also Participating Employers. See Section 1.24(D).]
2.The section of the Adoption Agreement entitled "VESTING SCHEDULE" is amended as follows:

VESTING SCHEDULE (5.03). A Participant has a 100% Vested interest at all times in his/her Accounts attributable to: (i) Elective Deferrals; (ii) Employee Contributions; (iii) QNECs; (iv) QMACs; (v) Safe Harbor Contributions (other than QACA Safe Harbor Contributions); (vi) SIMPLE Contributions; (vii) Rollover Contributions; (viii) Prevailing Wage Contributions; (ix) DECs; and (x) Designated IRA Contributions. The following vesting schedule applies to Regular Matching Contributions, to Additional Matching Contributions (irrespective of ACP testing status), to Nonelective Contributions (other than Prevailing Wage Contributions) and to QACA Safe Harbor Contributions. (select (a) or (b)):
(a)[ ] Immediate vesting. 100% Vested at all times in all Accounts.
[Note: Unless all Contribution Types are 100% Vested, the Employer should not elect 41(a). If the Employer elects immediate vesting under 41(a), the Employer should not complete the balance of Election 41 or Elections 42 and 43 (except as noted therein). For 401(k) plans: (i) The Employer must elect 41(a) if the eligibility Service condition under Election 14 as to all Contribution Types (except Elective Deferrals and Safe Harbor Contributions) exceeds one Year of Service or more than 12 months; (ii) The Employer must elect 41(b)(1) as to any Contribution Type where the eligibility service condition exceeds one Year of Service or more than 12 months; and (iii) The Employer should elect 41(b) if any Contribution Type is subject to a vesting schedule. For Money Purchase Pension Plans and Profit Sharing Plans, the Employer must elect 41(a) if the eligibility Service condition exceeds one Year of Service or more than 12 months.]

770236-01 (effective July 1, 2024)

(b)[X] Vesting schedules: Apply the following vesting schedules (Select one or more of (1) through (6). Select Contribution Type as applicable.):

				(1)		(2)	(3)	(4)	(5)
				All Contributions		Nonelective	Regular Matching	Additional Matching (See Section 3.05(F))	QACA Safe Harbor
(1)	[ ]	Immediate Vesting		N/A		[ ]	[ ]	[ ]	[ ]
				(See Election 41(a))
(2)	[ ]	6-year graded.		[ ]	OR	[ ]	[ ]	[ ]	N/A
(3)	[ ]	3-year cliff.		[ ]	OR	[ ]	[ ]	[ ]	N/A
(4)	[X]	Modified schedule:		[X]	OR	[ ]	[ ]	[ ]	N/A
		Years of Service	Vested %	Not Less Than
		Less than 1	a. 0%	0%
		1	b. 20%	0%
		2	c. 40%	20%
		3	d. 60%	40%
		4	e. 80%	60%
		5	f. 100%	80%
		6 or more	100%
(5)	[ ]	2-year cliff.		[ ]	OR	[ ]	[ ]	[ ]	[ ]
(6)	[ ]	Modified 2-year schedule:		[ ]	OR	[ ]	[ ]	[ ]	[ ]
		Years of Service	Vested %
		Less than 1	a.____
		1	b.____
		2	100%
[Note: If the Employer does not elect 41(a), the Employer under 41(b) must elect immediate vesting or must elect one of the specified alternative vesting schedules. The modified schedule of Election 41(b)(4) must satisfy Code §411(a)(2)(B).]
[Note for 401(k) plans: The Employer must elect either 41(b)(5) or (6) as to QACA Safe Harbor Contributions. If the Employer elects Additional Matching under Election 30(p), the Employer should elect vesting under the Additional Matching column in this Election 41(b). That election applies to the Additional Matching even if the Employer has given the maybe notice but does not give the supplemental notice for any Plan Year and as to such Plan Years, the Plan is not a safe harbor plan and the Matching Contributions are not Additional Matching Contributions.]
Special vesting provisions (choose c. if applicable)
(c)[X] Describe: A Participant who experiences a Change in Control as that term is defined in the Retirement Plan for Salaried Employees of Rayonier Inc. shall become 100% Vested. Employees hired prior to July 1, 2012 shall become 100% Vested if employed after attainment of age 50. The Employer Retirement Contribution is 100% Vested. Balances attributable to amounts transferred from the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations shall be 100% Vested at all times. Employees whose position is eliminated due to the sale of a business unit shall become 100% Vested.
[Note: The Employer under Election 41(c) may describe special vesting provisions from the elections available under Election 41 and/or a combination thereof as to a: (i) Participant group (e.g., Full vesting applies to Division A Employees OR to Employees hired on/before "x" date. 6-year graded vesting applies to Division B Employees OR to Employees hired after "x" date.); and/or (ii) Contribution Type (e.g., Full vesting applies as to Discretionary Nonelective Contributions. 6-year graded vesting applies to Fixed Nonelective Contributions). Any special vesting provision must satisfy Code §411(a) and must be nondiscriminatory.]
3.The section of the Adoption Agreement entitled "IN-SERVICE DISTRIBUTIONS/ADDITIONAL CONDITIONS" is amended as follows:

IN-SERVICE DISTRIBUTIONS/ADDITIONAL CONDITIONS (6.01(C)). Unless otherwise elected below, a Participant may elect to receive an In-Service Distribution upon any Election 46(b) event without further condition, provided that the amount distributed may not exceed the Vested amount in the distributing Account (choose one or more of (a) through (f) if applicable):
(a)[ ] 100% vesting required. A Participant may not receive an In-Service Distribution unless the Participant is 100% Vested in the distributing Account. This restriction applies to (select one or more of (1), (2), or (3)):
(1)[ ] Hardship distributions. Distributions based on hardship. (does not apply for Money Purchase Pension Plans)
(2)[ ] Deemed Severance. Distributions based on Deemed Severance under Section 6.11.
(3)[ ] Other In-Service. In-Service distributions other than distributions based on hardship or Deemed Severance.

770236-01 (effective July 1, 2024)

(b)[ ] Minimum amount. A Participant may not receive an In-Service Distribution in an amount which is less than: $
(specify amount not exceeding $1,000). This restriction applies to (Select one or more of (1), (2), or (3)):
(1)[ ] Hardship distributions. Distributions based on hardship. (does not apply for Money Purchase Pension Plans)
(2)[ ] Deemed Severance. Distributions based on Deemed Severance under Section 6.11.
(3)[ ] Other In-Service. In-Service distributions other than distributions based on hardship or Deemed Severance.
(c)[ ] Roth In-Service. A Participant may not receive an In-Service Distribution from the Participant's Roth Deferral Account unless it is a qualified distribution as defined in Code §402A(d)(2). (may only be selected with 401(k) plans)
(d)[ ] Maximum Number. The maximum number of In-Service Distributions a Participant may receive during a Plan Year is
    (Specify a number at least equal to 1. If (d) is not elected, the Plan Administrator, by policy, can impose a limitation).
(e)[X]    Beneficiary's hardship need. A Participant's hardship does not include an immediate and heavy financial need of the Participant's primary Individual Beneficiary under the Plan, as described in Section 6.07(G).
(f)[ ] Describe other conditions: __________________________________________________________
[Note: An Employer's election under Election 47(f) must: (i) be objectively determinable; (ii) not be subject to Employer discretion; (iii) preserve Protected Benefits as required; (iv) be nondiscriminatory; and (v) not permit an "early" distribution of any Restricted 401(k) Accounts or Restricted Pension Accounts. See Section 6.01(C)(4).]

770236-01 (effective July 1, 2024)

* * * * * * *
The Employer executes this Amendment on the date specified below.

Rayonier Inc.
Date:	June 13, 2024	By:	/s/ Shelby Pyatt
EMPLOYER

770236-01 (effective July 1, 2024)